Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 14, 2018, with respect to the consolidated financial statements included in the Annual Report of Veritex Holdings, Inc. on Form 10-K for the year ended December 31, 2017. We consent to the incorporation by reference of said report in the Registration Statements of Veritex Holdings, Inc. on Form S-3 (File Nos. 333-222165 and 333-207932) and Form S-8 (File No. 333-199223).

/s/ GRANT THORNTON LLP
Dallas, Texas
March 14, 2018